                                                                   Exhibit 10(o)

                              TRUST AGREEMENT NO. 1
                  (Amended and Restated Effective June 1, 1997)
                  ---------------------------------------------

          This Trust Agreement No. l (Amended and Restated Effective June 1,
1997) ("Trust Agreement No. 1") is made on this 12th day of June, 1997, by and between Cleveland-Cliffs Inc, an Ohio corporation ("Cleveland-Cliffs"), and KeyTrust Company of Ohio, N.A., a national banking association, as trustee (the "Trustee").

                                   WITNESSETH:
                                   -----------
          WHEREAS, Cleveland-Cliffs has entered into an agreement with each of the executives (the "Executives") listed (from time to time as provided in Section 9(c) hereof) on Exhibit A hereto (the agreements are referred to herein singularly as an "Agreement" and collectively as the "Agreements");

          WHEREAS, pursuant to the provisions of the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (as Amended and Restated Effective January 1, 1997), as the same has been or may hereafter be supplemented, amended or restated, or any successor thereto (the "Plan"), the Executives and beneficiaries of the Executives (also listed on Exhibit A hereto from time to time as provided in Section 9(c) hereof), may become entitled to certain benefits;

          WHEREAS, (a) the Agreements provide for the payment of certain current and deferred compensation and other benefits to the Executives or their beneficiaries thereunder following a "Change of Control", as that term is defined in Exhibit B hereto, and (b) the Plan provides for the payment of certain benefits to



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the Executives and beneficiaries of Executives that (i) would be payable pursuant to the qualified retirement plans established by Cleveland-Cliffs and its subsidiary corporations and affiliates were it not for certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) are or may become due under certain agreements entered into (or which may be entered into) by Cleveland-Cliffs and its subsidiary corporations and affiliates granting additional service credit or other features for purposes of computing retirement benefits, and (c) Cleveland-Cliffs wishes specifically to assure the payment to the Executives and beneficiaries of Executives (Executives and beneficiaries of Executives are referred to herein singularly as a "Trust Beneficiary" and collectively as the "Trust Beneficiaries") of amounts due under the Agreements and the Plan (collectively referred to herein as the "Benefits");

          WHEREAS, subject to Section 9 hereof, the amounts and timing of Benefits to which each Trust Beneficiary is presently or may become entitled to are as provided in and determined under the Agreements and the Plan;

          WHEREAS, on October 28, 1987, Cleveland-Cliffs and Ameritrust Company National Association, a predecessor of the Trustee, entered into a trust agreement ("Trust Agreement No. 1") to provide for the payment of certain benefits that may become payable to certain executives, beneficiaries of such executives, and their beneficiaries under agreements then in effect between
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                                                                               3



Cleveland-Cliffs and the executives and under the Plan, as it was in effect at such time;

          WHEREAS, Trust Agreement No. 1 was amended and restated by an Amended and Restated Trust Agreement No. 1 dated March 9, 1992;

          WHEREAS, Cleveland-Cliffs desires to amend and restate Trust Agreement No. 1 heretofore entered into and has transferred or will transfer to the trust (the "Trust") established by this Trust Agreement No. 1 assets which shall be held therein subject to the claims of the creditors of Cleveland-Cliffs to the extent set forth in Section 3 hereof until paid in full to all Trust Beneficiaries as Benefits in such manner and at such times as specified herein unless Cleveland-Cliffs is Insolvent (as defined herein) at the time that such Benefits become payable; and

          WHEREAS, Cleveland-Cliffs shall be considered "Insolvent" for purposes of this Trust Agreement No. 1 at such time as Cleveland-Cliffs (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they mature.

          NOW, THEREFORE, the parties amend and restate Trust Agreement No. 1 and agree that the Trust shall be comprised, held and disposed of as follows:

          1. TRUST FUND: (a) Subject to the claims of its creditors to the extent set forth in Section 3 hereof, Cleveland- Cliffs (i) hereby deposits with the Trustee in trust Ten Dollars

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($10.00) which shall become the principal of this Trust, and (ii)
Cleveland-Cliffs may from time to time make additional deposits of cash or other property in the Trust to augment such principal. The principal of the Trust shall be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided.

          (b) The Trust hereby established shall be revocable by Cleveland-Cliffs at any time prior to the date on which occurs a Change of Control, and on or after such date (the "Irrevocability Date"), this Trust shall be irrevocable. In the event that the Irrevocability Date has occurred, Cleveland-Cliffs shall so notify the Trustee promptly.

          (c) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of Cleveland-Cliffs exclusively for the uses and purposes herein set forth. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits as provided herein.

          (d) The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, or any successor provision thereto, and shall be construed accordingly. The Trust is not designed to qualify under Section 401(a) of the Code or to



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be subject to the provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"). The Trust established under this Trust Agreement No. 1 does not fund and is not intended to fund the Agreements or the Plan or any other employee benefit plan or program of Cleveland-Cliffs. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of Cleveland-Cliffs for the meeting of part or all of its future obligations with respect to Benefits.

          2. PAYMENTS TO TRUST BENEFICIARIES. (a) Provided that the Trustee has not actually received notice as provided in Section 3 hereof that Cleveland-Cliffs is Insolvent and commencing with the earlier to occur of (i) appropriate notice by Cleveland-Cliffs to the Trustee, or (ii) the Irrevocability Date, the Trustee shall make payments of Benefits to each Trust Beneficiary from the assets of the Trust in accordance with the terms of the Agreement applicable to such Trust Beneficiary and of the Plan and subject to
Section 9 hereof. The Trustee shall make provision for withholding of any federal, state, or local taxes that may be required to be withheld by the Trustee in connection with the payment of any Benefits hereunder.

          (b) If the balance of a separate account maintained for a Trust Beneficiary pursuant to Section 7(b) hereof is not sufficient to provide for full payment of Benefits to which a Trust Beneficiary is entitled as provided herein, then an amount up to the amount of such deficiency shall be allocated to such



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separate account from the Master Account maintained pursuant to section 7(b)
hereof to the extent of the balance in the Master Account. If, after application of the preceding sentence, the balance of a Trust Beneficiary's separate account maintained pursuant to Section 7(b) is not sufficient to provide for full payment of Benefits to which a Trust Beneficiary is entitled as provided herein, then Cleveland-Cliffs shall make the balance of each such payment as provided in the applicable provision of the Agreement or the Plan, as the case may be. No payment to a Trust Beneficiary from the assets of the Trust shall exceed the balance of such separate account.

          (c) Any payments of Benefits by the Trustee pursuant to this Trust Agreement No. 1 shall, to the extent thereof, discharge the obligation of Cleveland-Cliffs to pay such Benefits under the Agreements and the Plan, it being the intent of Cleveland-Cliffs that assets in the Trust established hereby be held as security for the obligation of Cleveland-Cliffs to pay Benefits under the Agreements and the Plan.

          3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN CLEVELAND-CLIFFS IS INSOLVENT: (a) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of Cleveland-Cliffs as set forth in this Section 3(a). The Board of Directors of Cleveland-Cliffs ("the Board") and the Chief Executive Officer of Cleveland-Cliffs ("the CEO") shall have the duty to inform the Trustee if either the Board or the CEO



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believes that Cleveland-Cliffs is Insolvent. If the Trustee receives a notice from the Board, the CEO, or a creditor of Cleveland-Cliffs alleging that Cleveland-Cliffs is Insolvent, then unless the Trustee independently determines that Cleveland-Cliffs is not Insolvent, the Trustee shall (i) discontinue payments to any Trust Beneficiary, (ii) hold the Trust assets for the benefit of the general creditors of Cleveland-Cliffs, and (iii) promptly seek the determination of a court of competent jurisdiction regarding the Insolvency of Cleveland-Cliffs. The Trustee shall deliver any undistributed principal and income in the Trust to the extent of the balances of the accounts maintained hereunder necessary to satisfy the claims of the creditors of Cleveland-Cliffs as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the Master Account to the extent thereof, and then by the separate accounts of the Trust Beneficiaries in proportion to the balances on the date of such court order of their respective accounts maintained pursuant to Section 7(b) hereof; provided, however, that (iv) all Account Excesses shall first be determined and allocated in accordance with Sections 4 and 7(b) hereof, and (v) for this purpose the Threshold Percentage shall be equal to 100%. If payments to any Trust Beneficiary have been discontinued pursuant to this
Section 3(a), the Trustee shall resume payments to such Trust Beneficiary only after receipt of an order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether

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Cleveland-Cliffs is Insolvent and may rely on information concerning the
Insolvency of Cleveland-Cliffs which has been furnished to the Trustee by any person. Nothing in this Trust Agreement No. 1 shall in any way diminish any rights of any Trust Beneficiary to pursue his rights as a general creditor of Cleveland-Cliffs with respect to Benefits or otherwise, and the rights of each Trust Beneficiary shall in no way be affected or diminished by any provision of this Trust Agreement No. 1 or action taken pursuant to this Trust Agreement No. 1, except as provided in Section 2(c).

          (b) If the Trustee discontinues payments of Benefits from the Trust pursuant to Section 3(a) hereof, the Trustee shall, to the extent it has liquid assets, place cash equal to the discontinued payments (to the extent not paid to creditors pursuant to Section 3(a) and not paid to the Trustee pursuant to
Section 10 hereof) in such interest-bearing deposit accounts or certificates of deposit (including any such accounts or certificate issued or offered by the Trustee or any successor corporation but excluding obligations of Cleveland-Cliffs) as determined by the Trustee in its sole discretion. If the Trustee subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Trust Beneficiaries in accordance with this Trust Agreement No. 1 during the period of such discontinuance, less the aggregate amount of payments made to any Trust Beneficiary by Cleveland-Cliffs pursuant to the



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Agreement applicable to such Trust Beneficiary and Plan during any such period of discontinuance, together with interest on the net amount delayed determined at a rate equal to the rate paid on the accounts or deposits selected by the Trustee; provided, however, that no such payment shall exceed the balance of the respective Trust Beneficiary's account as provided in Section 7(b) hereof.

          4. PAYMENTS TO CLEVELAND-CLIFFS. Except to the extent expressly contemplated by Section 1(b) and this Section 4, Cleveland-Cliffs shall have no right or power to direct the Trustee to return any of the Trust assets to Cleveland-Cliffs before all payments of Benefits have been made to all Trust Beneficiaries as herein provided. From time to time, but in no event before the third anniversary of the date on which occurs a Change of Control, if and when requested by Cleveland-Cliffs to do so, the Trustee shall engage the services of Hewitt Associates ("Hewitt") or such other independent actuary as may be mutually satisfactory to Cleveland-Cliffs and to the Trustee to determine the maximum actuarial present values of the future Benefits that could become payable under the Plan and the Agreements with respect to the Trust Beneficiaries. The Trustee shall determine the fair market values of the Trust assets allocated to the account of each Trust Beneficiary and to the Master Account pursuant to Section 7(b) hereof. Cleveland-Cliffs shall pay the fees of such independent actuary and of any appraiser engaged by the Trustee to value any property held in the Trust. The



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independent actuary shall make its calculations based upon the assumption that each Executive will have base salary and bonus increases from the date of calculation through the termination of his employment by Cleveland-Cliffs at the rate of the average increase in such Executive's salary and bonus during the immediately preceding three years, and that no Executive will leave the employ of Cleveland-Cliffs for any reason other than (a) death prior to retirement or
(b) retirement on or after age 62 or the corresponding date specified in the Agreement at the age that would result in the maximum present value of Benefits payable to him or his Trust Beneficiaries that is possible under the Plan and/or the Agreement. In addition, the independent actuary shall use the 1983 Group Annuity Mortality Table, an interest rate of 8%, Gross National Product Price Deflator increases of 4%, or such other assumptions as are recommended by such actuary and approved by Cleveland-Cliffs and, after the date of a Change of Control, a majority of the Trust Beneficiaries (subject to the provisions of Sections 11(b)(i) and (b)(ii) hereof). For purposes of this Trust Agreement No. 1, the "Fully Funded" amount with respect to the account of a Trust Beneficiary maintained pursuant to Section 7(b) hereof shall be equal to the maximum actuarial present value of the future Benefits that could become payable under the Plan and the Agreements with respect to the Trust Beneficiary. The Trustee shall then determine any allocations to and from the Master Account in accordance with Section 7(b) hereof. Thereafter, upon the request of the



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Company, the Trustee shall pay to Cleveland-Cliffs the excess, if any, of the balance in the Master Account over 40% of the aggregate of all of the Fully Funded amounts.

         5. INVESTMENT OF TRUST FUND. (a) The Trustee shall invest and reinvest the principal of the Trust including any income accumulated and added to principal, as directed by the Organization and Compensation Committee of the Board of Directors of Cleveland-Cliffs (which direction may not include investment in common shares of Cleveland-Cliffs). In the absence of any such direction, the Trustee shall have sole power to invest the assets of the Trust (excluding investment in common shares of Cleveland-Cliffs). The Trustee shall act at all times, however, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust and any actuarial assumptions that may be communicated to it from time to time in accordance with the provisions of this Trust Agreement No. 1.



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          (b) In addition to authority given to the Trustee under Section 8 hereof, the Trustee is empowered with respect to the assets of the Trust:

          (i) To invest and reinvest all or any part of the Trust assets, in each and every kind of property, whether real, personal or mixed, tangible or intangible, whether income or non-income producing, whether secured or unsecured, and wherever situated, including, but not limited to, real estate, shares of common and preferred stock, mortgages and bonds, leases (with or without option to purchase), notes, debentures, equipment or collateral trust certificates, and other corporate, individual or government securities or obligations, time deposits (including savings deposit and certificates of deposit in the Trustee or its affiliates if such deposits bear a reasonable rate of interest), common or collective funds or trusts, and mutual funds or investment companies, including affiliated investment companies and 12 B-1 funds. Cleveland-Cliffs acknowledges and agrees that the Trustee may receive fees as a participating depository institution for services relating to the investment of funds in an eligible mutual fund;

          (ii) At such time or times, and upon such terms and conditions as the Trustee shall deem advisable, to sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any property held hereunder, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing



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with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency, or propriety of any such disposal;

          (iii) To manage, operate, repair, partition, and improve and mortgage or lease (with or without an option to purchase) for any length of time any property held in the Trust; to renew or extend any mortgage or lease, upon such terms as the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to exercise and enforce any right of foreclosure; to bid on property in foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit, or proceeding at law or in equity any rights, covenants, conditions or remedies with respect to any lease or mortgage or to any guarantee pertaining to either of them or to waive any default in the performance thereof;

          (iv) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger



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or liquidation; to deposit any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depository; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

          (v) To compromise, settle, or arbitrate any claim, debt or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt, or obligation; and to abandon any property determined by it to be worthless;

          (vi) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waivers or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Agreement; and

          (vii) To pay out of the assets of the Trust all taxes imposed or levied with respect to the Trust and in its discretion may contest the validity or amount of any tax, assessment, penalty, claim, or demand respecting the Trust and may institute, maintain, or defend against any related action or proceeding either at law or in equity (and in such regard, the Trustee shall be indemnified in accordance with Section 8(d) hereof).

          6. INCOME OF THE TRUST. Except as provided in Section 3 hereof, during the continuance of this Trust all net income of the Trust shall be allocated not less frequently than monthly



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among the Trust Beneficiaries' separate accounts in accordance with Section 7(b)
hereof.

          7. ACCOUNTING BY TRUSTEE. (a) The Trustee shall keep records in reasonable detail of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing by Cleveland-Cliffs and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by Cleveland-Cliffs, by any Trust Beneficiary, or in the event of a Trust Beneficiary's death or adjudged incompetence, by an agent or representative of any of the foregoing (as to such Trust Beneficiary's account). Within 60 calendar days following the close of each calendar year and within 60 calendar days after the removal or resignation of the Trustee, the Trustee shall deliver to Cleveland-Cliffs and, following the Irrevocability Date, to each Trust Beneficiary, or in the event of a Trust Beneficiary's death or adjudged incompetence, any agent or representative of the Trust Beneficiary (as to his or her account), a written account of its administration of the Trust during such year or during the period from the end of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing



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all cash, securities, rights and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such written accounts shall reflect the aggregate of the Trust accounts and status of each separate account maintained for each Trust Beneficiary. Unless Cleveland-Cliffs or any Trust Beneficiary shall have filed with the Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, Cleveland-Cliffs and the Trust Beneficiary shall be deemed to have approved such statement and account, and in such case, the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which Cleveland-Cliffs and the Trust Beneficiaries were parties.

          (b) (i) The Trustee shall maintain a separate subaccount for each Trust Beneficiary (a "Trust Beneficiary Account") and an account (the "Master Account") that shall be kept separate from all Trust Beneficiary Accounts and shall not be identified with any Trust Beneficiary. The Trustee shall credit or debit each Trust Beneficiary Account and the Master Account as appropriate to reflect the respective allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement No. 1. Prior to the date of a Change of Control, all deposits of principal pursuant to Section 1(a) shall be allocated and


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reallocated as directed by Cleveland-Cliffs. On or after the date of a Change of
Control deposits of principal may be allocated, but not reallocated by Cleveland-Cliffs. If any deposit of principal is not allocated by the Company, such amount shall be allocated by the Trustee to the Master Account.

          (ii) As further described in this Section 7(b)(ii), as of the beginning of each calendar quarter ending after the Trust has become irrevocable, the Trustee shall (A) ascertain (or cause to be determined) the Fully Funded amounts (as defined in Section 4 hereof), (B) allocate the income of the Trust, (C) determine the amount of all Account Excesses (as hereinafter defined), and (D) allocate amounts to and from the Master Account. The "Account Excess" with respect to a Trust Beneficiary Account shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to a Trust Beneficiary Account over the respective Fully Funded amount. The Trustee shall allocate the income of the Trust and all Account Excesses to the Master Account. The balance in the Master Account shall then be allocated to any Trust Beneficiary Accounts that are not Fully Funded in proportion to the differences between the respective Fully Funded amount and the balance of the Trust Beneficiary Account, insofar as possible, until all Trust Beneficiary Accounts are Fully Funded.

          (c) Nothing in this Section 7 shall preclude the commingling of Trust assets for investment.



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          8. RESPONSIBILITY OF TRUSTEE. (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval, contemplated by and complying with the terms of this Trust Agreement No. 1, given in writing by Cleveland-Cliffs or by a Trust Beneficiary applicable to his or her beneficial interest herein; and provided, further, that the Trustee shall have no duty to seek additional deposits of principal from Cleveland-Cliffs for additional amounts accrued under the Agreement or the Plan, and the Trustee shall not be responsible for the adequacy of this Trust.

          (b) The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.

          (c) The Trustee may hold securities in bearer form and may register securities and other property held in the trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of property with any depository; provided that the books and records of the Trustee shall at all times show


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that all such securities are part of the trust fund under this Trust Agreement
No. 1.

          (d) If the Trustee shall undertake or defend any litigation arising in connection with this Trust Agreement No. 1, it shall be indemnified by Cleveland-Cliffs against its costs, expenses and liabilities (including without limitation attorneys' fees and expenses) relating thereto.

          (e) The Trustee may consult with legal counsel, independent accountants and actuaries (who may be counsel, independent accountants or actuaries for Cleveland-Cliffs) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refrain from acting in accordance with the advice of such counsel, independent accountants and actuaries.

          (f) The Trustee may rely and shall be protected in acting or refraining from acting within the authority granted by the terms of this Trust Agreement No. 1 upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (g) The Trustee may hire agents, accountants, actuaries, and financial consultants, who may be agents, accountants, actuaries, or financial consultants, as the case may be, for Cleveland-Cliffs, and shall not be answerable for the conduct of same if appointed with due care.



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          (h) The Trustee is empowered to take all actions necessary or advisable in order to collect any benefits or payments of which the Trustee is the designated beneficiary.

          (i) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

          9. AMENDMENTS, ETC., TO AGREEMENTS AND PLAN; COOPERATION OF CLEVELAND-CLIFFS.

          (a) Cleveland-Cliffs has previously furnished the Trustee a complete and correct copy of each Agreement and of the Plan, and Cleveland-Cliffs shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor thereto, whereupon such amendment, restatement or successor shall be incorporated herein by reference, provided that such amendment, restatement or successor shall not affect the Trustee's duties and responsibilities hereunder without the consent of the Trustee.

          (b) Cleveland-Cliffs shall provide the Trustee with all information requested by the Trustee for purposes of determining payments to the Trust Beneficiaries or withholding of taxes as provided in Section 2. Upon the failure of Cleveland- Cliffs or any Trust Beneficiary to provide any such information, the Trustee shall, to the extent necessary in the sole judgment of the Trustee,
(i) compute the amount payable hereunder to any Trust Beneficiary; and (ii) notify Cleveland-Cliffs and the Trust Beneficiary in writing of its computations. Thereafter this



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Trust Agreement No. l shall be construed as to the Trustee's duties and obligations hereunder in accordance with such Trustee determinations without further action; provided, however, that no such determinations shall in any way diminish the rights of any Trust Beneficiary hereunder or under any Agreement or the Plan; and provided, further, that no such determinations shall be deemed to modify this Trust Agreement No. 1, any Agreement or the Plan. Nothing in this Trust Agreement No. l shall restrict Cleveland-Cliffs' right to amend, modify or terminate the Plan.

          (c) At such times as may in the judgment of Cleveland-Cliffs be appropriate, Cleveland-Cliffs shall furnish to the Trustee any amendment to Exhibit A for the purpose of the addition of Trust Beneficiaries to Exhibit A (or the deletion of Trust Beneficiaries from Exhibit A who have no Benefits currently due or payable in the future); provided, however, that no such amendment shall be made after the date of a Change of Control.

          10. COMPENSATION AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by Cleveland-Cliffs and the Trustee. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust including fees and expenses incurred pursuant to Sections 8(d), 8(e) and 8(g) and liabilities to creditors pursuant to court direction as provided in Section 3(a) hereof. Such compensation and expenses shall in all events be payable either directly by Cleveland-Cliffs or, in the event that



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Cleveland-Cliffs shall refuse, from the assets of the Trust and charged pro rata in proportion to each separate account balance. The Trust shall have a claim against Cleveland-Cliffs for any such compensation or expenses so paid.

          11. REPLACEMENT OF THE TRUSTEE. (a) Prior to the date of a Change of Control, the Trustee may be removed by Cleveland-Cliffs. On or after the date of a Change of Control, the Trustee may be removed at any time by agreement of Cleveland-Cliffs and a majority of the Trust Beneficiaries. The Trustee may resign after providing not less than 90 days' notice to Cleveland-Cliffs and to the Trust Beneficiaries. In case of removal or resignation, a new trustee, which shall be independent and not subject to control of either Cleveland-Cliffs or the Trust Beneficiaries, shall be appointed as shall be agreed by Cleveland-Cliffs and a majority of the Trust Beneficiaries. No such removal or resignation shall become effective until the acceptance of the Trust by a successor trustee designated in accordance with this Section 11. If the Trustee should resign, and within 45 days of the notice of such resignation, Cleveland-Cliffs and the Executives shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor trustee, which shall be a bank or trust company, wherever located, having a capital and surplus of at least $500,000,000 in the aggregate.

          (b) For purposes of the removal or appointment of a Trustee under this
Section 11, (i) if any Trust Beneficiary shall be deceased or adjudged incompetent, such Trust Beneficiary's personal representative (including his or her guardian, executor or administrator) shall participate in such Trust Beneficiary's stead, and (ii) a Trust Beneficiary shall not participate if all payments of Benefits then currently due or payable in the future have been made to such Trust Beneficiary.

          12. AMENDMENT OR TERMINATION. (a) This Trust Agreement No. 1 may be amended by Cleveland-Cliffs and the Trustee without the consent of any Trust Beneficiary provided the amendment does not adversely affect any Trust Beneficiary. This Trust Agreement No. 1 may also be amended at any time and to any extent by a written instrument executed by the Trustee, Cleveland-Cliffs and the Trust Beneficiaries, except to alter Section 12(b), and except that amendments to Exhibit A contemplated by Section 9(c) hereof shall be made as therein provided.

          (b) The Trust shall terminate on the date on which the Trust no longer contains any assets, or, if earlier, the date on which each Trust Beneficiary is entitled to no further payments hereunder.

          (c) Upon termination of the Trust as provided in Section 12(b) hereof, any assets remaining in the Trust shall be returned to Cleveland-Cliffs or as it directs.

          13. SPECIAL DISTRIBUTION. (a) It is intended that (i) the creation of, and transfer of assets to, the Trust will not cause any Agreement or the Plan to be other than "unfunded" for purposes of title I of ERISA; (ii) transfers of assets to the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includable as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.

          (b) Notwithstanding anything to the contrary contained in this Trust Agreement No. 1, in the event it is determined by a final decision of the Internal Revenue Service, or, if an appeal is taken therefrom, by a court of competent jurisdiction that (i) by reason of the creation of, and a transfer of assets to the Trust, the Trust is considered "funded" for purposes of title I of ERISA; or (ii) a transfer of assets to the Trust is considered a transfer of property for purposes of section 83 of the Code or any successor provision thereto; or (iii) a transfer of assets to the Trust causes a Trust Beneficiary to realize income pursuant to the "economic benefit" doctrine; or (iv) pursuant to section 451 of the Code or any successor provision thereto, amounts are includable as compensation in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would, but for this Section 13, otherwise actually be distributed or made available to such Trust

Beneficiary by the Trustee, then (A) the assets held in Trust shall be allocated in accordance with Section 7(b) hereof, and (B) promptly after the next quarterly allocation and reallocation pursuant to Section 7(b) hereof, the Trustee shall distribute to each affected Trust Beneficiary an amount equal to the lesser of (i) the amount which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto, which are attributable to amounts that are includable in the income of such Trust Beneficiary, or (ii) the balance of the Trust Beneficiary Account corresponding to such amount.

          14. SEVERABILITY, ALIENATION, ETC. (a) Any provision of this Trust Agreement No. 1 prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

          (b) To the extent permitted by law, Benefits to Trust Beneficiaries under this Trust Agreement No. l may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit provided for herein and actually paid to any Trust Beneficiary by the Trustee shall be subject to any claim for repayment by Cleveland-Cliffs or Trustee.

          (c) This Trust Agreement No. 1 shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

          (d) This Trust Agreement No. l may be executed in two or more counterparts, each of which shall be considered an original agreement. This Trust Agreement No. 1 shall become effective immediately upon the execution by Cleveland-Cliffs of at least one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind any Trustee until such Trustee has executed at least one counterpart.

          15. NOTICES; IDENTIFICATION OF CERTAIN TRUST BENEFICIARIES. (a) All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when received:

                           If to the Trustee, to:

                           KeyTrust Company of Ohio, N.A.
                           127 Public Square
                           Cleveland, Ohio 44114-1306

                           Attention:  Trust Counsel

                           If to Cleveland-Cliffs, to:

                           Cleveland-Cliffs Inc.
                           1100 Superior Avenue
                           Cleveland, Ohio  44114

                           Attention: Secretary

                           If to the Trust Beneficiaries, to the addresses listed on Exhibit A hereto provided, however, that if any party or any Trust Beneficiary or his or its successors shall have designated a different address by written notice to the other parties, then to the last address so designated.

          (b) Cleveland-Cliffs shall provide the Trustee with the names of any beneficiary or beneficiaries designated by the Executives (and who are, therefore, Trust Beneficiaries hereunder).

          IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have caused counterparts of this Trust Agreement No. 1 (Amended and Restated Effective June 1, 1997) to be executed on their behalf on June 12, 1997, each of which shall be an original agreement.

                                        CLEVELAND-CLIFFS INC





                                        By /s/ R.F. Novak
                                          --------------------------------
                                          Its  V.P.-H.R.
                                             -----------------------------
                                        KEYTRUST COMPANY OF OHIO, N.A.,
                                        as Trustee

                                        By /s/ Kelley Clark
                                          --------------------------------
                                          Its  Vice President
                                             -----------------------------
                                        and

                                        By /s/ J.A. Radazzo
                                          --------------------------------
                                          Its  VP
                                             -----------------------------

                                                                       EXHIBIT A
                                                                       ---------



EXECUTIVE                TITLE                         TRUST BENEFICIARY
---------                -----                         -----------------

M. Thomas Moore          Chairman and Chief            M. T. Moore Family
                         Executive Officer               Trust
                                                       The M. Thomas Moore
                                                         Family Trust
                                                       Dated 11/29/85

                                                       Co-Trustees are:
                                                       Robert Bouhall and
                                                       William E. Reichard
                                                       of the Firm of
                                                       Conway, Patton,
                                                       Bouhall and Reichard
                                                       1220 Huntington
                                                       Building
                                                       Cleveland, OH  44115

John S. Brinzo           Executive Vice                Marlene J. Brinzo
                         President-Finance             (wife)

William R. Calfee        Executive Vice                Society National
                         President-                    Bank, or its
                         Commercial                    successor, as Trustee
                                                       under the William R.
                                                       Calfee
                                                       Revocable Trust
                                                       Agreement dated
                                                       5/9/89, as the same
                                                       may hereafter be
                                                       amended,
                                                       800 Superior Ave.,
                                                       Cleveland, OH  44114

Thomas J. O'Neill        Executive Vice
                         President - Operations

                                                                       EXHIBIT B
                                                                       ---------



                  "Change of Control" shall be deemed to have occurred if
                  (i) Cleveland-Cliffs shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such merger or consolidation;

                  (ii) Cleveland-Cliffs shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such sale or transfer;

                  (iii) a person, within the meaning of Section 3(a)(9) or of
         Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly or indirectly); or

                  (iv) during any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of Cleveland-Cliffs who are Directors of Cleveland-Cliffs on the date of the beginning of any such period.